 EX.99.e.i.b
UNDERWRITING AGREEMENT

SCHEDULE A

CURRENT LIST OF FUNDS

First Investors Equity Funds
First Investors Total Return Fund
First Investors Equity Income Fund
First Investors Growth & Income Fund
First Investors Global Fund
First Investors Select Growth Fund
First Investors Opportunity Fund
First Investors Special Situations Fund
First Investors International Fund

First Investors Income Funds
First Investors Cash Management Fund
First Investors Government Fund
First Investors Investment Grade Fund
First Investors Fund For Income
First Investors International Opportunities Bond Fund
First Investors Strategic Income Fund
First Investors Floating Rate Fund
First Investors Limited Duration High Quality Bond Fund

First Investors Tax Exempt Funds
First Investors Tax Exempt Income Fund
First Investors Tax Exempt Opportunities Fund
First Investors California Tax Exempt Fund
First Investors Connecticut Tax Exempt Fund
First Investors Massachusetts Tax Exempt Fund
First Investors Michigan Tax Exempt Fund
First Investors Minnesota Tax Exempt Fund
First Investors New Jersey Tax Exempt Fund
First Investors New York Tax Exempt Fund
First Investors North Carolina Tax Exempt Fund
First Investors Ohio Tax Exempt Fund
First Investors Oregon Tax Exempt Fund
First Investors Pennsylvania Tax Exempt Fund
First Investors Virginia Tax Exempt Fund

[Schedule updated as of May 19, 2014]